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                                                                    EXHIBIT 10.1

                       THIRD AMENDMENT AND JOINDER TO THE
                         DIRECTED REINSURANCE AGREEMENT

         THIS THIRD AMENDMENT AND JOINDER to the Directed Reinsurance Agreement effective June 8, 1998 (the "Agreement") between World Marketing Alliance, Inc. ("Agency") and The WMA Corporation ("WMAC") is entered into by and among Agency, WMAC and World Financial Group, Inc. ("WFG") as of the 12th day of July, 2001.

         WHEREAS, WFG, a wholly-owned subsidiary of AEGON Asset Management Services, Inc. ("AEGON"), has acquired certain assets of Agency (the "Acquisition");

         WHEREAS, as a part of the Acquisition, Agency has agreed to assign to WFG, and WFG agreed to assume, the obligations arising on or after the Effective Date, as defined below, of Agency pursuant to the Agreement provided the parties entered into this Amendment as set forth below;

         WHEREAS, WFG has requested that WMAC consent to such assignment and agree to amend the terms of the Agreement as set forth herein;

         WHEREAS, WMAC is willing to consent to such assignment and amend the Agreement as set forth herein;

         NOW, THEREFORE, WMAC, Agency and WFG do hereby agree to amend the terms and conditions of the Agreement as follows:

         1. The term "Insurance Companies" as used herein shall hereafter mean those life insurance companies with whom Agency has selling agreements other than those life insurance companies included in the definition of "WRL Companies" in the First Right Agreement between WMAC and Western Reserve Life Assurance Co. of Ohio of even date herewith (the "First Right Agreement"). The term "Ceding Insurance Companies" as used herein shall hereafter mean those Insurance Companies with whom WMAC has reinsurance agreements in force.

         2. Paragraph 1 of the Agreement is hereby deleted in its entirety and the following new language is substituted therefore:

                  1. Agency Obligations. During the term of this Agreement, subject to the limitations set forth in Paragraph 3 hereof, Agency shall:

                           (a) notify WMAC of Agency's intent to engage in any selling efforts relating to any Insurance Company Products not sold by Agency as of the Effective Date (as defined below). Such notification shall be in writing and accompanied by a description of the specifications for such Products and the name and contact information of the Insurance Companies for such Products. Agency shall not engage in selling efforts for such Products for at least sixty (60) days after delivering all of such information to WMAC, in order to allow WMAC the opportunity to provide to such Insurance Companies for such Products the terms and conditions of reinsurance upon which WMAC desires


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                                    to reinsure such Products;

                           (b) notify WMAC of Agency's intent to enter into a selling agreement with an Insurance Company. Such notification shall be in writing and accompanied by a description of the specifications for the Products to be covered by such selling agreement and the name and contact information of the Insurance Company. Agency shall not execute any selling agreement for at least ninety
                                    (90) days after delivering all of such
                                    information to WMAC, in order to allow WMAC the opportunity to provide the terms and conditions of reinsurance which WMAC desires to include in such selling agreement, including without limitation, a provision requiring that the Insurance Company provide to WMAC an opportunity to propose terms of reinsurance on all Products to be issued by the Insurance Company and written by the Agency;

                           (c) at the option of WMAC, use its Best Efforts to assist WMAC in attaining the opportunity to reinsure all Insurance Company Products sold by the Agents on terms acceptable to WMAC, provided such reinsurance terms shall not require Agency, without Agency's consent, to accept commission rates less than the rates otherwise available on such Products, solely as a result of the reinsurance terms. Such assistance shall include, but not be limited to, providing:
                                    (1) certain benefits to the Ceding Insurance
                                    Companies not otherwise available to
                                    Insurance Companies such as access to
                                    certain Agency information, which
                                    information shall be at Agency's
                                    determination, which may include, for
                                    example, the Ceding Insurance Company market share data of business sold through Agency, locations of field offices, field force contacts and phone numbers, and field force commission schedules, (2) the greater of (i) 50% more stage time than Insurance Companies', not to exceed the WRL Companies' allowed stage time, or (ii) WRL Companies' allowed time at Agency Sponsored Events, and
                                    (3) opportunity to participate in Agency sponsored product provider field communication mediums, which mediums shall be at Agency's determination, which may include, for example, mailings, group electronic messages, conference calls and televised broadcasts. The determination of providing such assistance shall take into account the best interest of the policyholders, agents and Agency;

                           (d) use its Best Efforts to cooperate with WMAC in its negotiations with the Insurance Companies to enter into reinsurance agreements; and

                           (e) use its Best Efforts from time to time in the course of the performance of this Agreement to advise Agency officers and employees who need to know the provisions of this Agreement in order to carry out Agency obligations hereunder.

                  For purposes of this Agreement, as used herein, "Best Efforts" shall mean best commercially reasonable efforts and "Agency Sponsored Events" shall mean any marketing event sponsored by Agency upon which two (2) or more WRL Companies or Insurance Companies are invited to participate. Agency agrees that, during the term of


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                  this Agreement, it shall not enter into agreements containing provisions similar to those contained herein, with any other party. Further, subsections (a) and (b) above shall not apply to situations where Agency offers a Product or enters into a selling agreement with a Insurance Company so that an Agent who transfers his licenses and customers to Agency may receive trail commissions for Products sold to such customers before transferring to Agency; provided that subsections (a) and (b) shall apply to new sales.

         3. Paragraph 9 is hereby amended by adding the following address for WFG:

                          World Financial Group, Inc.
                          11315 Johns Creek Parkway
                          Duluth, Georgia 30097
                          Attention:  President

         4. Paragraph 11 is hereby amended by adding the following to the end of this section.

                          "Agency hereby assigns its rights and obligations under this Agreement to WFG and from and after the date hereof (the "Effective Date"), WFG hereby expressly assumes all of Agency's obligations arising on or after the Effective Date under this Agreement, as amended, and agrees to be bound by its terms. From and after the Effective Date, WFG shall be deemed to be "Agency" hereunder."

         5. All other terms and conditions of the Agreement shall remain unchanged.

WFG hereby joins, and agrees from and after the Effective Date to be bound by all of the terms and conditions of, the Agreement, as previously and hereby amended, on the same basis as if WFG were "Agency" thereunder.


         IN WITNESS WHEREOF, this Third Amendment is executed on behalf of the parties by their duly authorized representatives on the date first mentioned above.


WORLD MARKETING ALLIANCE, INC.               THE WMA CORPORATION

By: /s/ S. Hubert Humphrey, Jr.             By  /s/ Edward F. McKernan
   ---------------------------------            --------------------------------

Title: Chief Executive Officer               Title: President & CFO
       -----------------------------                ----------------------------


WORLD FINANCIAL GROUP, INC.

By: /s/ Tim Stonehocker
   ---------------------------------

Title: President
       -----------------------------


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